                      ARTICLES OF AMENDMENT AND RESTATEMENT
                            MORGAN STANLEY FUND, INC.

          Morgan Stanley Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland and having its resident agent located in Baltimore, Maryland (herein after called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

FIRST:    The Corporation desires to amend and restate its Charter as currently in effect. The amendment and restatement of the Charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation at a meeting duly convened and held on September 20, 1995. The amendment is limited
(i) to changes expressly permitted by Section 2-605 of Maryland General Corporation Law to be made without action by the stockholders, and (ii), pursuant to Section 2-105 of the Maryland General Corporation Law, to an increase in the aggregate number of shares of stock or the number of shares of stock of any class that the Corporation has authority to issue. The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended. The provisions set forth in the Articles of Amendment and Restatement are all the provisions of the Charter currently in effect, except for the limited amendments as stated above.

SECOND:   Prior to this amendment to the Charter which increases the number of shares of authorized stock as set forth in Article Fifth thereof, the Corporation was authorized to issue eleven billion one hundred twenty-five million (11,125,000,000) shares of common stock with a par value of one-tenth of one cent ($.001) per share, having an aggregate par value of eleven million one hundred twenty-five thousand dollars ($11,125,000) and classified into ten portfolios each having three classes of shares, except the Morgan Stanley Money Market Fund which has only a single class of shares, and allocated as follows:

                                                           NUMBER OF SHARES OF
                                                               COMMON STOCK
NAME OF CLASS                                           CLASSIFIED AND ALLOCATED
-------------                                           ------------------------

Morgan Stanley Money Market Fund                            1,000,000,000 shares
Morgan Stanley Global Equity
     Allocation Fund - Class A                                375,000,000 shares
Morgan Stanley Global Equity
     Allocation Fund - Class B                                375,000,000 shares
Morgan Stanley Global Equity
     Allocation Fund - Class C                                375,000,000 shares
Morgan Stanley Global Fixed Income
     Fund - Class A                                           375,000,000 shares
Morgan Stanley Global Fixed Income
     Fund - Class B                                           375,000,000 shares

Morgan Stanley Global Fixed Income
     Fund - Class C                                           375,000,000 shares
Morgan Stanley Asian Growth Fund
     - Class A                                                375,000,000 shares
Morgan Stanley Asian Growth Fund
     - Class B                                                375,000,000 shares
Morgan Stanley Asian Growth Fund
     - Class C                                                375,000,000 shares
Morgan Stanley American Value Fund
     - Class A                                                375,000,000 shares
Morgan Stanley American Value Fund
     - Class B                                                375,000,000 shares
Morgan Stanley American Value Fund
     - Class C                                                375,000,000 shares
Morgan Stanley Worldwide High Income Fund
     - Class A                                                375,000,000 shares
Morgan Stanley Worldwide High Income Fund
     - Class B                                                375,000,000 shares
Morgan Stanley Worldwide High Income Fund
     - Class C                                                375,000,000 shares
Morgan Stanley Emerging Markets Fund
     - Class A                                                375,000,000 shares
Morgan Stanley Emerging Markets Fund
     - Class B                                                375,000,000 shares
Morgan Stanley Emerging Markets Fund
     - Class C                                                375,000,000 shares
Morgan Stanley Latin American Fund
     - Class A                                                375,000,000 shares
Morgan Stanley Latin American Fund
     - Class B                                                375,000,000 shares
Morgan Stanley Latin American Fund
     - Class C                                                375,000,000 shares
Morgan Stanley European Equity Fund
     - Class A                                                375,000,000 shares
Morgan Stanley European Equity Fund
     - Class B                                                375,000,000 shares
Morgan Stanley European Equity Fund
     - Class C                                                375,000,000 shares
Morgan Stanley Growth and Income Fund
     - Class A                                                375,000,000 shares
Morgan Stanley Growth and Income Fund
     - Class B                                                375,000,000 shares
Morgan Stanley Growth and Income Fund
     - Class C                                                375,000,000 shares


THIRD:    The information required by subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law was not changed by this amendment to the Charter.

FOURTH:   The Charter of the Corporation is hereby amended and restated in full as follows: by striking out Articles First through Thirteenth and inserting in lieu thereof the following:

          FIRST: I, THE UNDERSIGNED, Harold J. Schaaff, whose post office address is 1221 Avenue of the Americas, New York, New York, 10020, being at least twenty-one years of age, do under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation (hereinafter called the "Corporation").

          SECOND:  The name of the Corporation is Morgan Stanley Fund, Inc.

          THIRD: The purpose for which the Corporation is formed is to act as an open-end management investment company under the federal Investment Company Act of 1940 as then in effect and the rules and regulations from time to time promulgated and effective thereunder (referred to herein collectively as the "Investment Company Act of 1940") and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

          FOURTH: The post office address of the principal office of the Corporation in this State is 100 Light Street, Baltimore, Maryland 21202. The name of the resident agent in this State is CSC-Lawyers Incorporating Service Company, James E. Baker, Esquire, who resides in this State, and the post office address of the resident agent is 100 Light Street, 6th Floor, Baltimore, Maryland 21202.

          FIFTH: 1. The total number of shares of stock which the Corporation shall have the authority to issue is thirteen billion three hundred seventy-five million (13,375,000,000) shares of stock, with a par value of one-tenth of one cent ($.001) per share to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of thirteen million three hundred seventy-five thousand dollars ($13,375,000). The Board of Directors shall have power and authority to increase or decrease, from time to time, the aggregate number of shares of stock, or any class of stock, which the Corporation shall have the authority to issue.

          2. Subject to the provisions of these Articles of Amendment and Restatement, the Board of Directors shall have the power to issue shares of Common Stock of the Corporation from time to time, at prices not less than the net asset value or par value thereof, whichever is greater, for such consideration as may be fixed from time to time pursuant to the direction of the Board of Directors. All stock shall be issued on a non-assessable basis.

          3. Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more classes of shares of Common Stock, to fix the number of shares in any such class and to classify or reclassify any unissued shares with respect to such class. Any such class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may determine in the absence of contrary determination set forth herein. The aforesaid power shall include the power to create, by classifying unissued shares in the aforesaid manner, one or more classes in addition to those initially designated as named below. Subject to such aforesaid power, the Board of Directors has designated twelve portfolios of the Corporation and for each of which has designated three classes of shares of Common Stock of the Corporation, except for the Morgan Stanley Money Market Fund, for which the Board of Directors has designated only a single class of shares of Common Stock of the Corporation. The names of such classes and the number of shares of Common Stock classified and allocated to these classes are as follows:


                                                             NUMBER OF SHARES OF
                                                                    COMMON STOCK
NAME OF CLASS                                           CLASSIFIED AND ALLOCATED
-------------                                           ------------------------

Morgan Stanley Money Market Fund                            1,000,000,000 shares
Morgan Stanley Global Equity
     Allocation Fund - Class A                                375,000,000 shares
Morgan Stanley Global Equity
     Allocation Fund - Class B                                375,000,000 shares
Morgan Stanley Global Equity
     Allocation Fund - Class C                                375,000,000 shares
Morgan Stanley Global Fixed Income
     Fund - Class A                                           375,000,000 shares
Morgan Stanley Global Fixed Income
     Fund - Class B                                           375,000,000 shares
Morgan Stanley Global Fixed Income
     Fund - Class C                                           375,000,000 shares
Morgan Stanley Asian Growth Fund
     - Class A                                                375,000,000 shares
Morgan Stanley Asian Growth Fund
     - Class B                                                375,000,000 shares
Morgan Stanley Asian Growth Fund
     - Class C                                                375,000,000 shares
Morgan Stanley American Value Fund
     - Class A                                                375,000,000 shares
Morgan Stanley American Value Fund
     - Class B                                                375,000,000 shares

Morgan Stanley American Value Fund
     - Class C                                                375,000,000 shares
Morgan Stanley Worldwide High Income Fund
     - Class A                                                375,000,000 shares
Morgan Stanley Worldwide High Income Fund
     - Class B                                                375,000,000 shares
Morgan Stanley Worldwide High Income Fund
     - Class C                                                375,000,000 shares
Morgan Stanley Emerging Markets Fund
     - Class A                                                375,000,000 shares
Morgan Stanley Emerging Markets Fund
     - Class B                                                375,000,000 shares
Morgan Stanley Emerging Markets Fund
     - Class C                                                375,000,000 shares
Morgan Stanley Latin American Fund
     - Class A                                                375,000,000 shares
Morgan Stanley Latin American Fund
     - Class B                                                375,000,000 shares
Morgan Stanley Latin American Fund
     - Class C                                                375,000,000 shares
Morgan Stanley European Equity Fund
     - Class A                                                375,000,000 shares
Morgan Stanley European Equity Fund
     - Class B                                                375,000,000 shares
Morgan Stanley European Equity Fund
     - Class C                                                375,000,000 shares
Morgan Stanley Growth and Income Fund
     - Class A                                                375,000,000 shares
Morgan Stanley Growth and Income Fund
     - Class B                                                375,000,000 shares
Morgan Stanley Growth and Income Fund
     - Class C                                                375,000,000 shares
Morgan Stanley International Magnum Fund
     - Class A                                                375,000,000 shares
Morgan Stanley International Magnum Fund
     - Class B                                                375,000,000 shares
Morgan Stanley International Magnum Fund
     - Class C                                                375,000,000 shares
Morgan Stanley Aggressive Equity Fund
     - Class A                                                375,000,000 shares
Morgan Stanley Aggressive Equity Fund
     - Class B                                                375,000,000 shares
Morgan Stanley Aggressive Equity Fund
     - Class C                                                375,000,000 shares

          4. Each share of a class shall have equal rights with each other share of that class with respect to the assets of the Corporation pertaining to that class. The dividends payable to the holders of any class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Board and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the

Board. Whether or not the amount of dividend or distribution so declared can be calculated at the time of such declaration.

          5. The holder of each share of stock of the Corporation shall be entitled to one vote for each full share and a fractional vote for each fractional share of stock, irrespective of the class, then outstanding in his or her name in the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the class, shall be voted in the aggregate and not by class except (1) when otherwise expressly provided by the Maryland General Corporation Law, or (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by individual class and (3) when the matter does not affect any interest of a particular class, then only stockholders of such other class or classes whose interests may be affected shall be entitled to vote hereon. Holders of shares of stock of the Corporation shall not be entitled to cumulative voting in the election of Directors or on any other matter.

          6. All consideration received by the Corporation for the issue or sale of stock of each class, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived form any reinvestment of such proceeds in whatever form the same may be, shall belong to the class of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof and any assets derived from any reinvestment of such proceeds in whatever form the same may be, and herein referred to as "assets belonging to" such class.

          7. The Board of Directors may from time to time declare and pay dividends or distributions, in stock property or in cash, on any or all classes of stock and to the stockholders of record as of such date as the Board of Directors may determine, provided such dividends or distributions on shares of any class of stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such class. Subject to the foregoing proviso, the amount of any dividends or distributions and the payment thereof shall be wholly in the discretion of the Board of Directors.

          8. In the event of the liquidation or dissolution of the Corporation, stockholders of each class shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets, the assets belonging to such class and the assets so distributable to the stockholders of any class shall be distributed among such stockholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to the holders of stock of all classes in proportion to the net asset value of the respective class determined as hereinafter provided.

          9. The assets belonging to any class of stock shall be charged with the liabilities in respect to such class and shall also be charged with its share of the general liabilities of the Corporation, in proportion to the net asset value of the respective class determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given class, and as to whether the same or general assets of the Corporation are allocable to one or more classes.

          10. The Board of Directors may provide for a holder of any class of stock of the Corporation, who surrenders his certificate in good form for transfer to the Corporation or, if the shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the shareholder to convert the shares in question on such basis as the Board may provide, into shares of stock of any other class of the Corporation.

          The net asset value per share of a class of the Corporation's Common Stock shall be determined in accordance with the Investment Company Act of 1940, as amended, and with generally accepted accounting principles.

          11. Subject to subsection 12 below, the net asset value per share of the Corporation's Common Stock shall be determined by adding the value of all securities, cash and other assets of the Corporation pertaining to that class subtracting the liabilities applicable to that class, allocating any general assets and general liabilities to that class and dividing the net result by the number of shares of that class outstanding. Subject to subsection 12 below, the value of the securities, cash and other assets, and the amount and nature of liabilities, and the allocation thereof to any particular class, shall be determined pursuant to procedures or methods prescribed by or approved by the Board of Directors in its sole discretion and shall be so determined at the time or times prescribed or approved by the Board of Directors in its sole discretion.

          12. The net asset value per share of the Corporation's Common Stock for the purpose of issue, redemptions or repurchase of a share, shall be determined in accordance with the Investment

Company Act of 1940 and any other applicable federal securities law or rule or regulation.

          13. All shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder, in the sense used in the General Corporation Law of the State of Maryland. Each holder of a share, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, shall be entitled to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation at a redemption price per share equal to the net asset value per share determined in accordance with this Article.

          14. Notwithstanding subsection 13 above, (or any other provision of these Articles of Amendment and Restatement), the Board of Directors of the Corporation may suspend the right of the holders of shares to require the Corporation to redeem such shares (or may suspend any voluntary purchase of such shares pursuant to the provisions of these Articles of Amendment and Restatement) during any national financial emergency.

          "For the purpose of these Articles of Amendment and Restatement, a 'national financial emergency' is defined as the whole or any part of any period
(i) during which the New York Stock Exchange is closed other than customary weekend and holiday closing, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Corporation of securities owned by such class is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of such class, or (iv) during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the Corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption, provided that applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) shall govern as to whether the conditions under which (a) trading shall be deemed to be restricted, and (b) an emergency shall be deemed to exist.

          15. The Board of Directors may by resolution from time to time authorize the repurchase by the Corporation, either directly or through an agent, of shares upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, out of funds legally available therefor, at prices per share not in excess of the net asset value per share determined in accordance with this Article and to take all other steps deemed necessary or advisable in connection therewith.

          16. Except as otherwise permitted by the Investment Company Act of 1940, payment of the redemption or repurchase of shares surrendered to the Corporation for redemption pursuant to the provisions of subsection 12 or 18 of this Article or for repurchase by the Corporation pursuant to the provisions of subsection 15 of this Article shall be made by the Corporation within seven days after surrender of such shares to the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities or in cash, as the Board of Directors shall deem advisable, and no stockholder shall have the right, other than as determined by the Board of Directors, to have his shares redeemed or repurchased in portfolio securities.

          17. In the absence of any specifications as to the purposes for which shares are redeemed or repurchased by the Corporation, all shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the General Corporation Law of the State of Maryland. Shares retired by redemption or repurchase shall thereafter have the status of authorized but unissued shares.

          18. All shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of any outstanding shares, without the vote or consent of stockholders (including through the establishment of uniform standards with respect to the minimum net asset value of a stockholder account) upon the sending of written notice thereof to each stockholder any of whose shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable, out of funds legally available therefore, at net asset value per share determined in accordance with the provisions of this Article and to take all other steps deemed necessary or advisable in connection therewith. The Board of Directors may authorize the closing of those accounts not meeting the specified minimum standards of net asset value by redeeming all of the shares in such accounts.

          19. The holders of shares of Common Stock or other securities of the Corporation shall have no preemptive rights to subscribe to new or additional shares of its Common Stock or other securities.

          SIXTH: The number of directors of the Corporation shall be three provided, however, that the number of Directors may be increased or decreased in accordance with the By-laws so long as the number is never less than three. The names of the directors who shall act until the next annual meeting or until their successors are duly chosen and qualify are: John D. Barrett II, Barton M. Biggs, Gerard E. Jones, Andrew McNally IV, Warren J. Olsen, Samuel T. Reeves, Fergus Reid, Frederick O. Robertshaw and Frederick B. Whittemore.

          SEVENTH: 1. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by laws (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended.

          No amendment, modification or repeal of this Section 1 shall adversely affect any right to protection of a director or officer that exists at the time of such amendment, modification or repeal.

          2. The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person in this
Section 2 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Section 2 shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Section 2, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent) absorbed by the Corporation in a consolidation merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. The provisions of this Section 2 shall be in addition to the other provisions of this Article SEVENTH.

          3. Nothing in this Article protects or purports to protect, any director or officer against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

          4. Each section or portion thereof of this Article shall be deemed severable from the remainder, and the invalidly of any such section or portion shall not affect the validity of the remainder of this Article.

          EIGHTH: The Board of Directors shall have the management and control of the property, business and affairs of the Corporation and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or these Articles of Amendment and Restatement. In furtherance and without limitation of the foregoing provisions, it is expressly declared that, subject to these Articles of Amendment and Restatement, the Board of Directors shall have power:

          1. To make, alter, amend or repeal from time to time the By-laws of the Corporation except as such power may otherwise be limited in the By-laws.

          2. To authorize the repurchase of shares in the open market or otherwise, at prices not in excess of the net asset value of such shares determined in accordance with Article FIFTH hereof, provided the Corporation has assets legally available for such purpose, and to pay for such shares in cash, securities or other assets then held or owned by the Corporation.

          3. To fix an offering price for the shares of any class which shall yield to the Corporation not less than the par value thereof, at which price the shares of the Common Stock of the Corporation shall be offered for sale, and to determine from time to time thereafter the offering price which shall yield to the Corporation not less than the par value thereof from sales to the shares of its Common Stock.

          4. From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

          5. In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all such powers and do all acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland laws, of these Articles of Amendment and Restatement, and of the By-Laws of the Corporation.

          NINTH: The books of the Corporation may be kept (subject to any provisions contained in applicable statutes) outside the State of Maryland at such place or places as may be designed from time to time by the Board of Directors or in the By-Laws of the Corporation. Election of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

          TENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Amendment and Restatement, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          ELEVENTH: Section 3 (a) The presence in person or by proxy of the holders of record of one-third of the shares issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Amendment and Restatement.

          (b) On any given matter, the presence in any meeting, in person or by proxy, of holders of record of less than one-third of the shares issued and outstanding and entitled to vote thereat shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of record of the number of shares required for action in respect of such other matter or matters.

          Notwithstanding any provision of Maryland law requiring more than a majority vote of the Common Stock, or any class thereof, in connection with any corporation action (including, but not limited to, the amendment of these Articles of Amendment and Restatement), unless otherwise provided in these Article of Incorporation the Corporation may take or authorize such action upon the favorable vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

          TWELFTH: All persons who shall acquire shares in the Corporation shall acquire the same subject to the provisions of these Articles of Amendment and Restatement.

          THIRTEENTH: The Corporation reserves the right from time to time to amend, alter, or repeal any of the provisions of these Articles of Amendment and Restatement (including any amendment that changes the terms of any of the outstanding shares by classification, reclassification or otherwise), and any contract rights, as expressly set forth in these Articles of Amendment and Restatement, of any outstanding shares, and to add or insert any other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Amendment and Restatement are subject to the provisions of this Article THIRTEENTH.

          The term "Articles of Amendment and Restatement" as used herein and in the By-laws of the Corporation shall be deemed to mean these Articles of Amendment and Restatement as from time to time amended and restated.

FIFTH: The Charter of the Corporation is amended and restated by these Articles of Amendment and Restatement.

IN WITNESS WHEREOF, these Articles of Amendment and Restatement have been executed on behalf of MORGAN STANLEY FUND, INC. by its officers. Its President acknowledges the same to be the act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to approval are true in all material respects under penalties of perjury.

                                   MORGAN STANLEY FUND, INC.


                                   By /s/ Warren J. Olsen
                                      ----------------------------
                                        Warren J. Olsen
                                        President
Attest:


By /s/ Valerie Y. Lewis
  ---------------------------
     Valerie Y. Lewis
     Secretary

                                   CERTIFICATE


     The undersigned, President of MORGAN STANLEY FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment and Restatement to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                   /s/ Warren J. Olsen
                                   --------------------------
                                   Warren J. Olsen

Dated:  October 2, 1995


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